UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On March 8, 2019, Altimmune, Inc. (the “Company”) released the following preliminary unaudited financial results for the year ended December 31, 2018.

The Company has not yet finalized its financial results for the year ended December 31, 2018. However, based on its unaudited preliminary analysis, it estimates that it will have the following selected results for the year ended December 31, 2018. The Company’s preliminary results for the year ended December 31, 2018 are preliminary, unaudited and represent the most current information available to the Company’s management. The Company’s actual results may differ from the preliminary results due to the completion of its financial closing procedures, final adjustments and other developments that may arise between the date of this current report on Form 8-K and the time that financial results for the year ended December 31, 2018 are finalized.

The preliminary unaudited results included herein have been prepared by, and are the responsibility of, the Company’s management. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

All per share amounts in the table below have been adjusted to reflect the 1-for-30 Reverse Stock Split that occurred in September 2018.

As of December 31, 2018
Balance sheet data:
Cash, cash equivalents and restricted cash	$34.4 million
Working capital	34.8 million
Total assets (1)	54.8 million
Total long-term liabilities	1.9 million
Redeemable convertible preferred stock	—
Total stockholders’ equity	48.3 million

For the year ended December 31, 2018
Statement of operations data:
Revenue	$10 –10.5 million
Total operating expenses	53 – 53.5 million
Net loss	(38.8) – (39.8) million
Net loss attributed to common stockholders	(41.7) to (42.7) million
Net loss per share, basic and diluted	(14.87) to (15.23)

(1)

At September 30, 2018, the Company reported net intangible assets of $38.4 million which consist primarily of acquired IPR&D assets. During the fourth quarter of 2018, based on the continued decline of the Company’s stock price and in conjunction with a strategic review of our development pipeline at the direction of our new CEO, the Company concluded under the qualitative assessment that an impairment indicator was present as it related to the three IPR&D assets. Accordingly, the Company is currently testing those assets for impairment under a quantitative test by comparing the fair value of the assets to their carrying value. At the time of this current report on Form 8-K, the test is not complete, however we currently expect to record an IPR&D impairment charge in the range of $23.5 million to $25.5 million.

The information included under Item 2.02 of this current report on Form 8-K is deemed “filed” for purposes of Section 18 of the Exchange Act and, therefore, may be incorporated by reference in filings under the Securities Act.

Item 8.01.	Other Events.

On December 13, 2018, the Company issued a press release announcing updates to its clinical programs and plans to further expand its pipeline. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Vipin K. Garg
Name:	Vipin K. Garg
Title:	President and Chief Executive Officer

Dated March 8, 2019